UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

NEOSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10909	22-2343568
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue, Suite 450
New York, New York	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to move forward certain research and development activities, strategic relationships in various clinical and therapeutic areas as well as to support activities related to the Company’s Acquisition Transactions (as hereinafter defined) and other ongoing obligations of the Company, on February 25, 2009 and March 6, 2009, respectively, NeoStem, Inc. (the “Company”) issued promissory notes to RimAsia Capital Partners, LP (the “Payee”) in the principal amounts of $400,000 and $750,000, respectively.  The Notes bear interest at the rate of 10% per annum and are due and payable on October 31, 2009 (the “Maturity Date”), except that all principal and accrued interest on the Notes shall be immediately due and payable in the event the Company raises over $10 million in equity financing prior to the Maturity Date.  The Notes contain standard events of default and in the event of a default that is not subsequently cured or waived, the interest rate will increase to a rate of 15% per annum and, at the option of the Payee and upon notice, the entire unpaid principal balance together with all accrued interest thereon will be immediately due and payable.  The Notes or any portion thereof may be prepaid at any time and from time to time at the discretion of the Company without premium or penalty.

Item 7.01. Regulation FD Disclosure.

The Company is furnishing herewith the powerpoint presentation included as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.
Exhibit 99.1 Powerpoint Presentation dated March 11, 2009

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K of the Company contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this Current Report, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "plan", "intend," "may," "will," "expect," "believe," "could," "anticipate," "estimate," or "continue" or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. Additionally, statements concerning our ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the role of VSELs in that future, and the potential revenue growth of such business are forward-looking statements.  Our future operating results are dependent upon many factors, and the Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.  Forward-looking statements may not be realized due to a variety of factors, including, without limitation, (i) the Company’s ability to manage the business despite continuing operating losses and cash outflows; (ii) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its operations and expansion plans, including meeting its obligations under various licensing arrangements and the successful commercialization of the licensed technology; (iii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of the business; (iv) competitive factors and developments beyond the Company’s control; (v) scientific and medical developments beyond the Company’s control; (vi) the Company’s inability to obtain appropriate governmental licenses or any other adverse effect or limitations caused by government regulation of the business; (vii) whether any of the Company’s current or future patent applications result in issued patents; (viii) whether any potential strategic benefits of various licensing and other transactions will be realized; (ix) the Company’s ability to maintain its NYSE Alternext US listing; and (x) the other factors listed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (“SEC”) on March 28, 2008, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2008 and other reports that we file with the SEC. Additional risks and uncertainties relate to (i) the Company’s proposed merger transaction (“Merger”) pursuant to an Agreement and Plan of Merger with China Biopharmaceuticals Holdings, Inc., a Delaware corporation ("CBH"), China Biopharmaceuticals Corp., a British Virgin Islands corporation and wholly-owned subsidiary of CBH, and CBH Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of NeoStem to acquire a 51% ownership interest in Suzhou Erye Pharmaceuticals Company Ltd., a Sino-foreign joint venture with limited liability organized under the laws of the People’s Republic of China and (ii) proposed share exchange transaction (“Share Exchange”) pursuant to a Share Exchange Agreement to acquire through a series of contractual arrangements control over Shandong New Medicine Research Institute of Integrated Traditional and Western Medicine Limited Liability Company, a China limited liability company.  Such risks and uncertainties include, but are not limited to, the other events and factors disclosed in the Company’s Current Reports on Form 8-K dated November 2, 2008 relating to each such transaction, and other risk factors discussed in other periodic Company filings with the SEC and to be disclosed in the Proxy Statement/Registration Statement on Form S-4 anticipated to be filed in connection with the Merger and the Share Exchange (collectively, the “Acquisition Transactions”). The Company’s filings with the Securities and Exchange Commission are available for review at www.sec.gov under “Search for Company Filings.”  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Catherine M. Vaczy
Vice President and General Counsel

Dated: March 11, 2009